AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       of
                           PARAGON TRADE BRANDS, INC.
                             ----------------------
              (Pursuant to Sections 242, 245 and 303 of the General
                    Corporation Law of the State of Delaware)


                  PARAGON  TRADE  BRANDS,  INC., a  corporation  organized   and
existing under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST: The Corporation's name  is Paragon  Trade Brands, Inc.,
and it was originally incorporated under such name.  The  original   Certificate
of Incorporation was filed with the Secretary of State on June 30, 1992.

                  SECOND: On January 6, 1998, the Corporation filed a voluntary petition pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sectins 101, ET SEQ. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Norther District of Georgia (the "Bankruptcy Court"), case number 98-60390 (the "Bankruptcy Case").

                  THIRD: This Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by an officer of the Corporation and is authorized under the Second Amended Plan of Reorganization of Paragon Trade Brands, Inc., dated November 15, 1999, approved and confirmed by an order dated January 13, 2000 of the Bankruptcy Court.

                  FOURTH: This Amended and Restated Certificate of Incorporation amends, restates and integrates the Certificate of Incorporation of the Corporation, as now in effect, to read as follows:

                  1. NAME. The name of the corporation is Paragon Trade Brands, Inc. (the "Corporation").

                  2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  3. PURPOSES. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                  4.       NUMBER OF SHARES.

                           4.1      The total number of shares of stock that the
Corporation shall have authority to issue is 25,000,000 of which 5,000,000 shares shall be shares of preferred stock of the par value of One Cent ($.01) per share (hereinafter called "Preferred Stock"), and 20,000,000 shares shall be shares of common stock of the par value of One Cent ($.01) per share (hereinafter called "Common Stock").

                           4.2     The designation, relative rights, preferences
and limitations of the shares of each class are as follows:

                                    4.2.1  The shares of Preferred Stock may  be
issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.2.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

                                    4.2.2   Subject  to  the provisions  of  any
applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                                    4.2.3   Subject to the  provisions  of  this
Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

                                    4.2.4   The  Corporation shall not issue any
non-voting stock, PROVIDED, HOWEVER, that this provision is included in this Certificate of Incorporation in compliance with section 1123(a)(6) of the Bankruptcy Code and shall have no force or effect beyond that required by section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

                  5.       LIMITED PREEMPTIVE RIGHTS.

                           5.1      Subject  to  Section  5.5  hereof,   if  the
Corporation or any of its Subsidiaries shall propose to issue or sell to an Identified Investor Affiliated Entity (as defined in Section 5.4 hereof) any additional shares of Common Stock or any other class of capital stock of the Corporation or any rights to subscribe for or purchase pursuant to any option or otherwise any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation (collectively, the "Additional Securities") or enter into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale to any Identified Investor Affiliated Entity of any Additional Securities, each Stockholder other than such Identified Investor Affiliated

Entity (each, an "Other Stockholder") shall have the right to purchase that number of Additional Securities at the same price and on the same terms proposed to be issued and sold to the Identified Affiliated Entity so that each Other Stockholder would, after the issuance or sale of all of such Additional Securities (and assuming the exercise in full by each Other Stockholder of its right to purchase its Proportionate Percentage (as defined below)), hold the same proportional interest of the outstanding shares of the capital stock of the Corporation (assuming that any securities or other rights convertible into or exchangeable or exercisable for shares of the capital stock have been converted, exchanged or exercised) as was held by it prior to such issuance and sale (the "Proportionate Percentage"). For purposes of determining each Other Stockholder's Proportionate Percentage, if the issuance and sale of Additional Securities to an Identified Investor Affiliated Entity will coincide with the issuance and sale to any person other than such Identified Investor Affiliated Entity or an Other Stockholder exercising its rights under this Section 5 (such person being a "New Investor") of any shares of Common Stock or any other class of capital stock of the Corporation or any rights to subscribe for or purchase pursuant to any option or otherwise any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation, the issuance and sale to the New Investor shall be deemed to have occurred prior to the issuance or sale to the Identified Investor Affiliated Entity. The Corporation shall offer to sell to each Other Stockholder its Proportionate Percentage of such Additional Securities (the "Offered Securities") at the price and on the terms described above, which shall be specified by the Corporation in a written notice delivered to each Other Stockholder (the "Preemptive Offer"). The Preemptive Offer shall by its terms remain open for a period of at least 15 business days from the date of receipt thereof and shall specify the date on which the Offered Securities will be sold to accepting Other Stockholders.

                           5.2      Each Other Stockholder shall have the right,
during the period of the Preemptive Offer referred to in Section 5.1 above, to purchase any or all of its Proportionate Percentage of the Offered Securities at the purchase price and on the terms stated in the Preemptive Offer. Notice by any Other Stockholder of its acceptance, in whole or in part, of a Preemptive Offer shall be in writing (a "Notice of Acceptance") signed by such Other Stockholder and delivered to the Corporation prior to the end of the specified period of the Preemptive Offer, setting forth the number of Offered Securities such Other Stockholder elects to purchase.

                           5.3      In  the case of  any  Preemptive  Offer,  if
Notices of Acceptance given by the Other Stockholders do not cover in the aggregate all of the Offered Securities, the Corporation may during the period of 180 days following the date of expiration of such Preemptive Offer sell to any other Person or Persons, including, without limitation, an Identified Investor Affiliated Entity, all or any part of the Offered Securities not covered by a Notice of Acceptance, and also may sell to any Person or Persons the Additional Securities giving rise to these preemptive rights, but only on terms and conditions that are no more favorable to such Person or Persons or less favorable to the Corporation than those set forth in the Preemptive Offer.

                           5.4      As  used  herein,  an  "Identified  Investor
Affiliated Entity" shall mean any Wellspring Affiliated Entity, any Ontario Affiliated Entity or any CIP Affiliated Entity (each as defined below). A "Wellspring Affiliated Entity" shall mean Wellspring Capital Management, LLC and any other person (within the meaning of the Securities Exchange Act of 1934, as amended), including, without limitation, PTB Acquisition Company, LLC, directly or indirectly controlling, controlled by, or under common control with Wellspring Capital Management, LLC, and shall also mean the direct and indirect general partners or managing members and the direct and indirect limited partners and members of any Wellspring Affiliated Entity that is a partnership or a limited liability company. An "Ontario Affiliated Entity" shall mean the Ontario Teachers Pension Plan Board and any other person directly or indirectly controlling, controlled by or under common control with Ontario Teachers Pension Plan Board. A "CIP Affiliated Entity" shall mean Co-Investment Partners, L.P. and any other person directly or indirectly controlling, controlled by or under common control with Co-Investment Partners, L.P. Any reference herein to an Identified Investor Affiliated Entity shall be deemed to refer, in the case of
(i) a Wellspring Affiliated Entity, to all of the Wellspring Affiliated Entities, considered as a single person, (ii) an Ontario Affiliated Entity, to all of the Ontario Affiliated Entities, considered as a single person, or (iii) a CIP Affiliated Entity, to all CIP Affiliated Entities, considered as a single person.

                           5.5      The foregoing Sections 5.1 through 5.4 shall
be inapplicable to any issuance or sale by the Corporation to any Identified Investor Affiliated Entity (i) if the Corporation has obtained an opinion from a nationally recognized investment banking firm to the effect that the consideration being paid by the Identified Investor Affiliated Entity to the Corporation in connection with such issuance or sale represents not less than the fair market value of the securities being offered, (ii) if at the time of such sale or as a direct result of such sale either (1), the Identified Investors Affiliated Entities, taken as a whole, beneficially own (determined in the manner specified in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), or will beneficially own, shares of capital stock of the Corporation entitling the Identified

Investor Affiliated Entities, taken as a whole, to cast less than thirty percent (30%) of the votes for the election of directors of the Corporation, or (2) any person (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall beneficially own shares of capital stock of the Corporation entitling such person to cast a greater number of votes for the election of directors of the Corporation than the number of votes entitled to be cast by the shares beneficially owned by the Identified Investor Affiliated Entities, taken as a whole, or (iii) where such issuance and sale results from the exercise of a stock option granted to a Wellspring Affiliate as contemplated by that certain Stock Purchase Agreement, dated November 16, 1999, between the Corporation and PTB Acquisition Company, LLC. In addition, the foregoing Sections 5.1 through 5.4 notwithstanding, nothing set forth in this Section 5 shall be deemed to grant any Other Stockholder any Preemptive Rights in connection with, or otherwise limit or prevent (x) the offering and sale by the Corporation or any Subsidiary of any shares of its capital stock, or other securities convertible into or exchangeable therefor, pursuant to an underwritten public offering registered under the Securities Act of 1933, as amended, or (y) the purchase by any Identified Investor Affiliated Entity of any shares of the Corporation's or any Subsidiary's capital stock, or other securities convertible into or exchangeable therefor, offered in any such underwritten public offering.

                  6.       ELECTION OF DIRECTORS.   Members  of  the  Board   of
Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

                  7. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

                  Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  8.       INDEMNIFICATION.

                           8.1      To  the  extent not  prohibited by law,  the
Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

                           8.2      The  Corporation  shall,  from time to time,
reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                           8.3   The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           8.4   The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                           8.5      The Corporation shall have power to purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

                           8.6      The provisions of this Section 8  shall be a
contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           8.7   The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                           8.8      Any director  or officer of the  Corporation
serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                           8.9      Any person entitled to be  indemnified or to
reimbursement  or  advancement of expenses as a matter of right pursuant to this
Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

                  10. ACTION BY STOCKHOLDERS.  Notwithstanding the provisions of
Section 228 of the General Corporation Law (or any successor statute), any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation may be taken at such an annual or special meeting of stockholders or by written consent without a meeting.

                  IN WITNESS WHEREOF, PARAGON TRADE BRANDS, INC. has caused this certificate to be signed by its Executive Vice President and Chief Financial Officer, and attested by its Secretary, on the 28TH day of January, 2000.

                                               PARAGON TRADE BRANDS, INC.



                                               By:   /S/ ALAN J. CYRON
                                                  --------------------
                                                    Name:        Alan J. Cyron
                                                    Executive Vice President and
                                                      Chief Financial Officer


Attest:



/S/ CATHERINE O. HASBROUCK
--------------------------
Name:  Catherine O. Hasbrouck
Secretary